Exhibit 99.2

Exagen Inc. Prices Public Offering of Common Stock

CARLSBAD, Calif., May 8, 2025 (GLOBE NEWSWIRE) — Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today announced the pricing of its previously announced underwritten public offering of 3,350,000 shares of its common stock at a public offering price of $5.25 per share in the offering will be sold by Exagen, with gross proceeds to Exagen expected to be $17,587,500 before deducting underwriting discounts and commissions and offering expenses. Exagen has granted the underwriters a 30-day option to purchase up to an additional 502,500 shares on the same terms and conditions. The offering is expected to close on May 9, 2025, subject to the satisfaction of customary closing conditions.

Canaccord Genuity is acting as sole bookrunner for the offering.

The public offering is being made pursuant to a shelf registration statement on Form S-3 (including a base prospectus) that was previously filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2023, as amended on November 27, 2023, and declared effective by the SEC on November 29, 2023. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from Canaccord Genuity LLC, Attention: Syndication Department, 1 Post Office Square, Suite 3000, Boston, MA 02109, or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision making and improve clinical outcomes through its innovative testing portfolio. The Company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s syndrome earlier and with greater accuracy. Exagen’s laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a full suite of AVISE®-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management. For more information, please visit Exagen.com or follow @ExagenInc on X.

Forward-Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the completion of the public offering and other risks and uncertainties that are described under the heading “Risk Factors” in Exagen’s preliminary prospectus filed with the SEC on May 7, 2025, Exagen’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025 and any subsequent filings with the SEC. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Ryan Douglas

Exagen Inc.

ir@exagen.com

760.560.1525